J.P. Morgan 42nd Annual Healthcare Conference January 9, 2024

Disclaimers 2 Safe Harbor Statement  Certain statements, including but not limited to our ability to achieve our financial outlook and targets, and grow our business, made in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our business prospective services, new partner additions/expansions, the adoption and launch of a unified brand, our guidance and business outlook and future performance, or financial results and the closing of pending transactions and the outcome of contingencies such as legal proceedings we claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others: risks relating to our ability to efficiently integrate NIA into our operations, the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition; the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate; our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan, evolution of the healthcare regulatory and political framework; uncertainty in the health care regulatory framework, including the potential impact of policy changes; our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs; risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of Implantable Provider Group, Inc. and NIA, which could divert management resources, or result in unanticipated costs or dilute our stockholders; the financial benefits we expect to receive as a result of the sale of certain assets of Justify Holdings, Inc., a wholly-owned subsidiary of the Company, to Molina Healthcare, Inc. may not be realized; the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes; risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts; our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures; changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases such as the COVID-19 pandemic, risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments; our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time; our ability to attract new partners and successfully capture new opportunities; the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability; our ability to estimate the size of our target markets for our services; our ability to maintain and enhance our reputation and brand recognition; consolidation in the health care industry; competition which could limit our ability to maintain or expand market share within our industry; risks related to audits by Centers for Medicare and Medicaid Services and other governmental payers and actions, including whistleblower claims under the False Claims Act; our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts; risks related to managing our offshore operations and cost reduction goals; our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements; our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel; the impact of additional goodwill and intangible asset impairments on our results of operations; our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all; our ability to achieve profitability in the future; the impact of litigation proceedings, government inquiries, reviews, audits or investigations; material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements; restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws; liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data; data loss or corruption due to failures or errors in our systems and service disruptions at our data centers; adequate protection of our intellectual property, including trademarks; risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights; our use of “open source” software; our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information; our reliance on third parties and licensed technologies; restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies; our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners; our reliance on third-party vendors to host and maintain our technology platform; our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future; our ability to utilize benefits under the tax receivables agreement described herein; our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize; the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreements we may enter into with unaffiliated third parties; the conditional conversion features of the 2025 convertible notes, which, if triggered, could require us to settle the 2025 convertible notes in cash; interest rate risk under the Credit Agreement and the terms of our Series A Preferred Stock; our debt following the NIA acquisition and our ability to meet our obligations; our ability to service our debt and pay dividends on our Series A Preferred Stock; the potential volatility of our Class A common stock price; the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock; our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interests of holders of our Class A common stock; provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us; the ability of certain of our investors to compete with us without restrictions; provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and our intention not to pay cash dividends on our Class A common stock. The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K") subsequent quarterly reports on Form 10-Q and other documents filed with the SEC include additional risk factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this presentation. Non-GAAP Measures and Other Data This presentation contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP"). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found in the appendices included herein. Unless indicated otherwise, we based the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analysis, on our own internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analysis and cannot guarantee their accuracy or completeness. The information in this document is provided as at the date of this presentation and is subject to change without notice or liability to any person.

Evolent | 3 Evolent seeks to drive better outcomes across healthcare Patients Health Plans & Risk ProvidersProviders Our User Our Customer Our Motivation Less Friction. Appropriate Care. Higher Quality. Lower Costs. Better Treatment. Better Health. Selected Customers Evolent supports health plans and risk providers with clinical technology and services that seek to improve patient outcomes and lower costs for patients with complex medical specialties 3

Evolent is a differentiated platform for value-based specialty care • Specialty care is large unmet need in today’s healthcare landscape = Total Specialty $150B1 TAM for Evolent • Evolent’s solutions increase quality and lower costs for highly complex conditions, including cancer, cardiovascular disease, and musculoskeletal disorders • Scaled platform covers approximately 42 million average unique members2 across 70+ health plan partners • Less than 5% penetrated with existing clients = significant running room for continued growth Attractive financial profile • Balanced product portfolio includes capitation-based (Performance Suite) and fee-based (Technology & Service Suite) solutions, creating multiple avenues for earnings growth • Scaled business designed to drive attractive flow through of growth to earnings. Capital-Efficient Business • Strong conversion of Adjusted EBITDA3 into operating cash flow and capex of less than 2% of revenues • Disciplined capital allocation priorities to drive shareholder value The Evolent investment case is rooted in three consistent pillars of shareholder value creation Growth Profitability Capital Allocation 1. Evolent Health internal estimates based on Evolent and NIA specialties and total national health plan membership. 2. See Appendix for definition of Average Unique Members. 3. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 4

The opportunity in value-based specialty care

Large Specialty TAM with Low Penetration


$150B
Total Specialty TAM[1]
$50B – Cross-Sell Opportunity[2]
~$2B – Q3 '23 Annualized Revenue

Significant Customer Unmet Need

Spiraling Costs	U.S. spend increased by >$50B for oncology, cardiology and MSK alone between 2015 and 2020[3]
Uneven Quality	75% of low-value care comes from specialist physicians[4]
Broken Experience	60% of Americans have said they have had a negative health care experience within the last three months[5]

1. Evolent Health internal estimates based on Evolent and NIA specialties and total national health plan membership.
2. Evolent Health internal estimates based on Evolent and NIA specialties and total membership of existing clients.
3. Health Care | U.S. Bureau of Economic Analysis (BEA) (2020).
4. Fogler, S. et al. (2021). Pathways for Specialty Care Coordination and Integration in Population-Based Models.
5. Gordon, D. (2022). 60% Of Americans Have Had A Recent Bad Health Care Experience, New Survey Shows. https://www.forbes.com/sites/debgordon/2022/11/28/60-of-americans-have-had-a-recent-bad-health care-experience-new-survey-shows/?sh=183c601b2adf.

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Our vision for transforming specialty care nationally

CHALLENGES	OUR SOLUTION	EXAMPLE CAPABILITIES
1 *Extensive Clinical Complexity*	**Deep Multi-Specialty Expertise**	• Deep bench of ~1,400 clinicians across the organization • Independent scientific advisory boards • Proprietary value-based pathways
2 *Traditional UM Creates Friction*	**Next Gen Decision Support**	• Purpose-built technology for specialty VBC • Gold-carding • EMR integration
3 *Provider Misalignment*	**Provider Alignment**	• Alternative payment models • Performance benchmarking • Peer-to-peer clinical consults • Primary care physician coordination
4 *Patient Voice Not Included*	**Integrated Member Journey**	• Advance care planning • End-of-life transitions support • Care coordination and navigation

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Comprehensive platform for specialty care Provider Alignment Next Gen Decision Support Differentiated Member Journey Oncology Cardiology MSK Radiology Genetic Testing Configurable Technology and Administrative Platform Actionable Analytics and Integration End-of-Life Deep Multi- Specialty Expertise Complex Care1 2 3 4 7

Foundation rooted in evidence-based treatment through Evolent's curated pathways

ROOTED IN CLINICAL EVIDENCE | **TUNED FOR THE PATIENT** | **COST TRANSPARENCY DRIVES SAVINGS**



Level 2 Pathways
National Guidelines
Physician Trade Organizations
Practicing Physicians
Advisory Board
$
Level 1 Precision Pathways

Anti-Cancer Regimens

Example Options

Approvable by Compendia	A	B	C	D	E	F	G	H	I
Efficacy		B	C		E		G	H	
Toxicity		B			E		G		
Optimal Value - Based Option(s)		B			E				

Average Cost Per Treatment[1]

$ Thousands



$68
$42
$14
$8
HER2 Positive Metastatic Breast Cancer
Level 2
Metastatic Colon Cancer
Level 1

1. 2023 Evolent analysis of claims data; 3rd line therapy in HER2 positive metastatic breast cancer comparison of margetuximab-cmkb 90-day cost vs trastuzumab 90-day cost; subsequent therapy of metastatic colon cancer comparison of ziv-aflibercept 90-day cost vs bevacizumab 90-day cost. Note: not inclusive of cost of chemotherapy, simply the drug alternatives within the regimens.

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Examples of unlocking growth through strong performance… Business Model Initial Partnership Current Partnership Annual Revenue 2020 2021 2022 2023 9 ▪ Tech & Services ▪ 1 State, 1 Line of Business ▪ Medical Oncology ▪ National Footprint, All Lines of Business ▪ Medical Oncology, Radiation Oncology, End of Life, Radiology, Cardiology, Physical Medicine, MSK, Genetic Testing 2020 2021 2022 2023 ▪ Performance Suite ▪ 2 States, 2 Lines of Business ▪ Cardiology (T&S) ▪ National Footprint, All Lines of Business ▪ Cardiology, Medical Oncology, Radiation Oncology (Performance Suite) 2020 2021 2022 2023 ▪ Tech & Services, ▪ Performance Suite ▪ 1 State, 1 Line of Business ▪ Medical Oncology ▪ 36 T&S States ▪ 2 Performance States ▪ Medical Oncology, Radiation Oncology

... with continued runway remaining across partner base Payer A Payer D Payer HPayer B Payer E Payer GPayer C Payer I Penetration Rate at Top 10 EVH Customers by Payer Total Membership1 % Capture of Total Addressable Product Lives 0.4% 0.5% 1.1% 1.4% 5% 7% 11% 18% 19% 28% ~14% Weighted average penetration on product lives Represents less than ~3% of revenue opportunity for these partners 10 Excludes vertically integrated customers. 1. Products deployed as of 3/1/2023. *Calculation assumes addressable market for Performance Suite in Oncology and Cardiology of 75% of Product Lives. Payer F Payer J

Proven growth algorithm

1 Add Partners	2 Add Unique Members	3 Add Products		4 Add Performance Suite
72 operating partners[1]	**41.7** million **unique** members[1]	**1.9** PMPM products per unique member[1]	**15k** member cases at Q3 2023	**~5%** of product-members covered in Performance Suite today[1]

78.1
million **product** members

Delivering growth across all levers – 2023 examples[2]

- ☑ Nine new partners vs. 6-8 target
- ☑ 14 new geographies with national accounts
- ☑ Over 5M product members added through cross-sell
- ☑ Over $300M launched during 2023

1. Through Q3 2023. See Appendix for definition of terms.
2. New client logos = corporate entities with whom EVH has not done business before; new geographies represents new members added by client or a new line of business or product within an existing geographic region; Product member growth reflects the sale of additional Technology & Services solutions into existing T&S clients and the sales of new Performance Suite into existing T&S and Performance Suite clients.

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Business updates

Growth	**Starting 2024 strong with two new announcements today** • New partnership with a regional Medicaid plan in the southwest, serving 300,000 unique members across multiple technology & services specialties • Expansion of NIA Technology and Services suite to legacy NCH client in the northeast **Successful launches of previously announced wins** • National rollout of Musculoskeletal services across CNC (announced as a part of NIA transaction) • January 1, 2024, launch of Performance Suite for cardiology for FL Blue Medicare • Mid-Q1 2024 launch of Performance Suite for cardiology for Molina FL
Profitability	**Medical utilization and Medicaid redeterminations remain on track to expectations** • Oncology and cardiology cost, incidence and acuity remain in-line. Epic Research Cancer Incidence Rates Tracker through Q3 2023 shows rates of new cancer diagnosis to be consistent with prior trend • Redeterminations on track to end year with 8-10% gross decline **Continued strong growth in Performance Suite (PS) creates margin expansion opportunity** • Over $300M in annualized PS revenue launched between July 2023 and January 2024 – contribution to Adjusted EBITDA expected to ramp over time, consistent with historic timeline
Capital Allocation	**Ahead of schedule on de-levering plan, strong cashflow in 2023** • Refinanced high interest rate Senior Term Loan with 3.5% convertible notes • Reduces annual interest payments by $25-$30 million • Anticipate exceeding target of $120M in cash generation before debt service for 2023[1]

1. Non-GAAP measure, see "Non-GAAP Financial Measures" for definition.

12

Evolent's business models make for a compelling combination and underpin our ability to deliver targeted client savings

	Business Model	Avg PMPM Fees/Revenue[1]	Target Mature Flow-Through Margins	Potential Long-Term Growth
Performance Suite	• Recurring Capitation; Targeted Results • "Risk-Based"	$27.63	~12-18%	↑↑↑
Technology and Services Suite/Other	• Recurring Technology, Services, and Case Revenue • "Subscription" and Services-based Business Model	$0.37	~50%	↑↑

[1] Metric as of Q3 2023

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2022 margin for populations launched before 2019 Average margin by performance year for populations launched since 20191 Attractive gross margin profiles * Gross Profits PMPM$ highly dependent upon line of business (e.g., Medicaid vs. Medicare) Performance Suite margin maturation supported by multi-year track record of execution: millions of members operating at target margins today Gross Margin by Product Type 2022 Snapshot Target Range Q1 2023 PMPM Example Gross Profit PMPM* Performance Suite 10% 12-18% $24.66 $2.47 Specialty Tech & Services 49% 50-55% $0.36 $0.18 15%+ 6% 11% 15%+ 0% 2% 4% 6% 8% 10% 12% 14% 16% Mature First Year Second Year Third Year Performance Suite Gross Margin Actual Average Results by Performance Year (Excludes Global Capitation) 0.7 million product lives 2.5 million product lives 1.4 million product lives 0.5 million product lives 1. Excludes risk lives managed within complex care. 14

Category Initial Target Status Drivers 2022 Adjusted EBITDA: Starting Point of $106M + Acquired Adjusted EBITDA from NIA and IPG $100 On Track • $65M of $100M included in 2023 outlook • NIA revenue launching across 2024 ($20M) • Visibility into completing technology integration in Q1 ($15M) + Performance Suite Maturation $40 - $50 On track • Execution on our clinical model • Skilled underwriting • Utilization and acuity tracking with expectations + Net New Growth $50 On track • 9 new partnerships announced in 2023 • Opportunity for significant cross-sell and expansion with existing clients EOY 2024 Target $300M On track Current Status to 2024 exit target 13

Consistent capital allocation priorities Enhancing Core Business through Product Investment • Ensuring our products and teams are world-class, enabling strong customer satisfaction, retention, growth and profitability • Continued strong annual R&D investment Disciplined Core- Accelerating M&A • Disciplined use of M&A capital to accelerate growth and profitability in the core business • Focus on accretive M&A 1. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 16 Efficient Capital Structure • Maintain a flexible net leverage level that minimizes volatility to rates while prudently managing cash interest, maturity timing, and dilution

Reiterating 2023 outlook 2024 Adjusted EBITDA target and long-term growth rates • 2023 revenue range of $1.945 billion - $1.965 billion; 2023 Adjusted EBITDA1, 2 $192-$200 million • Q4 2023 revenue range of $537 million - $557 million; Q4 Adjusted EBITDA1,2 of $45 million - $53 million • $300M run-rate Adjusted EBITDA1,2 exiting 2024 • Out-years 2025+: annual revenue mid-teens growth%++ annual Adjusted EBITDA growth1,2 20%+ 1. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 2. Evolent does not provide a reconciliation of non-GAAP forward-looking measures as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Non-GAAP Measures" in the Appendix. 17

Appendix 18

Non-GAAP Financial Measures The Company views the following activities as integral to understanding its non-GAAP financial measures: • Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to adopt a repositioning plan. Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million and $6.6 million, dedicated employee costs of $2.3 million and $4.1 million and third-party professional services of $4.0 million and $8.8 million for the three and nine months ended September 30, 2023Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations, (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities. ◦ Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed. ◦ Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods. • Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees. • Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers. In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss certain non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. Net Debt is defined as the carrying value outstanding under the Company’s 2024 Notes, 2025 Notes and Credit Facilities adjusted to exclude the impact of net discounts and deferred financing costs less Available Cash. Management uses Net Debt as a supplemental performance measure because the netting of cash and cash equivalents from the principal amount of debt outstanding allows us to determine our debt repayment requirements in excess of available cash. We believe that this measure is also useful to investors because it allows further insight into the capital requirements of the Company that is comparable to other organizations in our industry and in the market in general. Net Debt to LTM Adjusted EBITDA is defined as Net Debt divided by the sum of the Company's LTM Adjusted EBITDA. Management uses Net Debt to LTM Adjusted EBITDA as a supplemental performance measure because it allows the investor to understand capital requirements compared to operating performance over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general. Available Cash is defined as cash and cash equivalents determined in accordance with GAAP adjusted to exclude cash and cash equivalents held at Passport Health Plan. Management uses Available Cash a supplemental performance measure as it excludes cash held by Passport that is not readily accessible for expenditures outside of the Passport corporate entity without regulatory approval from the Kentucky Department of Insurance. Cash Generation is defined as cash flow excluding interest, dividends, debt prepayments, and other financing costs. Adjusted EBITDA is defined as net income (loss) attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from (provision for) income taxes, depreciation and amortization expenses, adjusted to exclude goodwill impairment, impairment of equity method investments, gain on transfer of membership, loss on repayment/extinguishment of debt, net, gain (loss) from equity method investees, gain (loss) on disposal of assets and consolidation, change in fair value of contingent consideration, net income (loss) attributable to non-controlling interests, change in the tax receivable agreement liability, other income (expense), net, right-of-use assets impairment, repositioning costs, stock- based compensation expense, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock, strategy and shareholder advisory costs, acquisition-related costs and gain (loss) from discontinued operations. Acquisition-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, dedicated integration employee salaries, bonuses, expenses and related payroll taxes, and transaction bonuses paid to certain employees. Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance. 19

How we calculated product type: PMPM, lives, cases and operating partners Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category. Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period. Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where clients cross between multiple products, we only capture members from the product with the maximum number of members. Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. Due to our change in segments during the first quarter of 2023, the Company changed its presentation of Lives on Platform to reflect the membership that corresponds to quarterly revenue. The Company recast periods prior to the first quarter of 2023 to reflect the current presentation of Lives on Platform, PMPM fees, Cases and Revenue per Case. The current Performance Suite maps to the prior disclosure of the Clinical Solutions Performance Suite. The current Specialty Technology and Services Suite maps to the prior disclosure of the Clinical Solutions New Century Health Technology and Services Suite. The current Administrative Services maps to the prior disclosure of Evolent Health Services segment. There has been no change in the presentation of Cases from prior period. Operating partner is defined as an individual health plan or provider entity under contract with the Company based on a specific state-level geography and whether a relationship is based on fees for covered lives or capitation per life under management. Certain of our partners operate in a local and highly decentralized manner, requiring negotiation and contracting at a local level to expand into new arrangements and thus may be considered multiple entities under this definition, depending on partner business requirements. 20

Appendix A – Evolent Adjusted EBITDA Reconciliation

($ in millions)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	**$(33.2)**	**$(41.4)**	**$(26.3)**	**$(11.3)**	**$2.1**	**$(4.5)**	**$(5.4)**	**$(5.6)**	**$(13.0)**	**$(9.1)**	**$(9.8)**	**$(14.6)**	**$(37.3)**	**$(203.5)**	**$(78.7)**
Less:															
Interest income	1.1	0.6	1.1	0.6	0.4	0.2	0.1	0.1	0.1	0.1	0.1	0.1	1.3	0.8	0.9
Interest expense	(14.6)	(14.5)	(12.9)	(6.4)	(4.8)	(2.1)	(2.2)	(6.4)	(6.4)	(6.3)	(6.3)	(8.3)	(7.4)	(6.3)	(6.3)
Benefit from (provision for) income taxes	5.6	1	68.2	(1.1)	45.5	0.2	(1.2)	0.5	(0.2)	(0.1)	(0.6)	0.4	(0.5)	3.9	(0.3)
Depreciation and amortization expenses	(32.4)	(32.1)	(29.3)	(19.8)	(17.2)	(15.1)	(15.1)	(15.1)	(14.9)	(14.9)	(15.2)	(14.9)	(14.7)	(15.8)	(16.1)
Goodwill Impairment	—	—	—	—	—	—	—	—	—	—	—	—	—	(215.1)	—
Impairment of equity method investments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(47.1)
Gain on transfer of membership	—	—	—	—	—	—	—	23	—	—	23	—	—	—	—
Loss on repayment/extinguishment of debt, net	—	—	—	—	(10.2)	—	—	(2.2)	—	—	(19.2)	—	(4.8)	—	—
Gain (loss) from equity method investees	0.7	0.2	0.4	0.6	1.4	2	0.6	0.5	0.1	4.9	7.8	(1.0)	(13.7)	25.1	(0.4)
Gain (loss) on disposal of assets and consolidation	(2.1)		—	—	—	—	—	—	—	—	—	5.7	—	—	(6.5)
Change in fair value of contingent consideration	(11.3)	7.8	(8.6)	17.7	12.7	(0.8)	(6.1)	(14.1)	0.2	—	0.6	(4.4)	(2.6)	(0.8)	3.8
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	(0.8)	0.8	—	—
Change in tax receivable agreement liability	—	—	(66.2)	(3.1)	(42.9)	—	—	—	—	—	—	—	—	—	—
Other income (expense), net	(0.1)		(0.2)	(0.1)	(0.3)	0.3	0.2	(0.1)	—	—	—	(0.3)	(0.1)	0.4	(0.1)
Right-of-use assets impairment		(24.1)													
Repositioning costs	(8.1)	(11.3)	—	—	—	—	—	(1.3)	—	(0.7)	(5.4)	(1.2)	—	—	—
Stock-based compensation expense	(10.2)	(9.0)	(10.7)	(14.6)	(7.0)	(7.0)	(5.3)	(5.0)	(4.4)	(3.7)	(3.7)	(4.2)	(3.1)	(3.7)	(3.5)
Severance costs	—	—	(1.0)	(12.2)	(1.0)	—	—	(0.1)	—	—	(0.1)	(1.1)	(1.8)	—	(6.1)
Amortization of contract cost assets	—	—	—	—	—	—	—	—	(0.1)	(0.2)	(0.1)	(0.1)	(2.6)	(0.8)	(0.4)
Dividend and accretion on Series A Preferred Stock	(7.9)	(7.1)	(6.3)	—	—	—	—	—	—	—	—	—	—	—	—
Strategy and shareholder advisory expenses	—	—	—	—	—	—	—	—	—	(1.5)	(5.0)	—	—	—	—
Acquisition-related costs	(2.5)	(0.4)	(11.3)	(5.2)	(2.6)	(3.4)	(0.5)	(0.9)	(1.2)	(0.1)	(2.0)	(0.6)	(0.8)	(0.3)	(0.3)
Gain (loss) from discontinued operations	—	—	—	—	—	(0.4)	—	(8.7)	—	—	1.4	—	—	—	—
Adjusted EBITDA	**$48.7**	**$47.4**	**$50.5**	**$32.3**	**$28.1**	**$21.7**	**$24.3**	**$24.3**	**$13.8**	**$13.3**	**$14.9**	**$16.1**	**$12.7**	**$9.1**	**$3.7**
TTM Adjusted EBITDA	**$178.9**	**$158.3**	**$132.6**	**$106.4**	**$98.4**	**$84.1**	**$75.7**	**$66.3**	**$58.1**	**$57.0**	**$52.8**	**$41.6**			

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Appendix B – Net Debt to LTM Adjusted EBITDA 1. Principal amounts of short-term and long-term debt and comprised of $1.0M and $- of 2024 Notes, $- and $172.5M of 2025 Notes and $442.5M and $225.0 of Ares Credit Facilities as of September 30, 2023. 2. Principal amounts of long-term debt and comprised of $24.3M of 2024 Notes, $172.5M of 2025 Notes and $452.5M of Ares Credit Facilities as of March 31, 2023. 3. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition and Appendix A for reconciliation to GAAP. ($ in thousands) 9/30/20231 3/31/20232 Short-term debt, net of discount $991 $— Long-term debt, net of discount 599,947 632,277 Net discount and deferred financing costs 15,062 17,004 Principal amounts of long-term debt 616,000 649,281 Less: Cash, cash equivalents and investments 184,536 157,519 Cash, cash equivalents and investments related to wind-down of Passport 12,207 31,622 Available Cash 172,329 125,897 Net debt 443,671 523,384 Divided by: LTM Adjusted EBITDA 3 178,905 98,348 Net debt to LTM Adjusted EBITDA 2.5x 3.9x 22